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                                                                  EXHIBIT 99.4

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.



                             COLORADO MEDTECH, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                            Issued:
                                    ---------------------
                        Effective Date:
                                         ----------------


     This certifies that, for value received, ______________________ ("the Holder") is entitled to subscribe for and purchase up to ____________ shares of fully paid and nonassessable Common Stock of Colorado MEDtech, Inc., a Colorado corporation, (the "Company"), at a price of $______ per share (the "Warrant Price"), subject to the following vesting schedule: This Warrant may be exercised in the amounts of up to [50%] shares after June 30, [NEXT FISCAL YEAR END], and an additional [50%] shares after June 30, [SUBSEQUENT FISCAL YEAR END], subject, in each instance, to the Holder's continued service on the Board of Directors of the Company at the time of such vesting date.

     1.   TERM OF WARRANT.

          The purchase right represented by this Warrant is exercisable, in whole or in part, and from time to time. In any event, the Warrant shall terminate on [5 YEARS] and, accordingly, may not be exercised after that date.

     2.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

          Subject to paragraph 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the

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shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such reasonable time.

     3.   STOCK FULLY PAID.

          All Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

     4.   ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

          The kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

          (a) RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, or merger by a holder of one share of Preferred Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

          (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing subparagraph (a) or
(b)) of, Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price

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in effect immediately prior to such date of determination by a fraction (a)
the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     5.   NOTICE OF ADJUSTMENTS.

          Whenever any Warrant Price shall be adjusted pursuant to Paragraph 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price or Prices after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant at the address specified in Paragraph 8(c) hereof, or at any address provided to the Company in writing by the holder of this Warrant.

     6.   FRACTIONAL SHARES.

          No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

     7.   COMPLIANCE WITH SECURITIES ACT; NON-TRANSFERABILITY OF
          WARRANT; DISPOSITION OF SHARES OF COMMON STOCK.

          The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the holder hereof shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend substantially in the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED

     WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED."

     8.   MISCELLANEOUS.

          (a) NO RIGHTS AS SHAREHOLDER. No holder of the Warrant or Warrants shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant or Warrants shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

          (b) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

          (c) NOTICE. Any notice given to either party under this Agreement shall be deemed to be given three (3) days after mailing, postage prepaid, addressed to such party at the address as such party may provide to the other.

          (d) NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in this Warrant.



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          (e)  GOVERNING LAW.  This Warrant shall be governed by and construed under the laws of the State of Colorado.

     Date:
           -------------------------

                                       COLORADO MEDTECH, INC.



                                       By:
                                           -----------------------------------
                                           John V. Atanasoff II, President












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